REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement dated as of May 7, 1998 is between Helix Technology Corporation (the "Company"), a Delaware corporation, and the persons named on Schedule A attached hereto who have executed and delivered a
Stockholder Letter (the "Holders"). This Agreement is made pursuant to the Agreement and Plan of Merger dated as of April 16, 1998 (the "Merger Agreement") among the Company, Helix Acquisition Corporation ("Acquisition Corp."), a
Washington corporation and wholly-owned subsidiary of the Company, Granville - Phillips Company ("GPC"), a Washington corporation, and the principal stockholders of GPC named therein. The Merger Agreement provides for the Company's acquisition of GPC through the merger of Acquisition Corp. into GPC (the "Merger") and the exchange by the Holders of their shares of common stock of GPC for shares of common stock of the Company (the "Helix Shares"). In order to induce GPC to enter into the Merger Agreement, the Company has agreed to provide the Holders with the registration rights set forth in this Agreement.

         The parties hereto agree as follows:

         Section 1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Commission" means the United States Securities and Exchange
Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Registration Statement" means any registration statement of the Company that covers any of the Helix Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

         Section 2.  Resale Registration.

         (a) As soon as practicable after the effective date of the Merger, the Company will file a Registration Statement on Form S-3 (or any similar registration statement then in effect) under the Securities Act covering the resale by each Holder of such Holder's Helix Shares from time to time in transactions not involving an underwritten public offering and will thereafter use reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable thereafter and to keep the Registration Statement continuously effective until the earlier of (x) the date on which the Holder no longer holds any Helix Shares registered under the Registration Statement or (y) the date on which the Helix Shares would become eligible for sale pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act without regard to any tolling provisions that may be applicable. In this connection:

                  (i) The Company will promptly (subject to Section 2(b)) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for as long as such registration is required to remain effective hereunder; will cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and will comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Helix Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in the Registration Statement or supplement to the Prospectus.

                  (ii) The Company will promptly furnish to each Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Helix Shares being sold by the Holder.

                  (iii) The Company will, on or prior to the date on which the Registration Statement is declared effective, use reasonable efforts to register or qualify the Helix Shares covered by the Registration Statement under such other securities or "blue sky" laws of such states of the United States as any Holder requests; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or to file any general consent to service of process.

                  (iv) The Company will timely file all documents required to be filed by it under the Exchange Act.

                  (v) The Company will promptly give notice to each Holder (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration
         Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission or any state securities authority for amendments and supplements to the Registration Statement and Prospectus or for additional information after the Registration

         Statement has become effective, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (4) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Helix Shares under state securities or "blue sky" laws and (5) of the happening of any event which makes any statement made in the Registration Statement or related Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following expiration of the Suspension Period (as defined below), the Company will prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of the Helix Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         (b) Upon receipt of a notice under clauses (2) through (5) of Section 2(a)(iv) (a "Suspension Notice"), each Holder will forthwith discontinue disposition of the Helix Shares pursuant to the Registration Statement until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2(a)(iv) or until the Holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering the Helix Shares current at the time of receipt of such notice; provided, however, that in no event will the period from the date on which any holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 2(a)(iv) (the "Suspension Period") exceed 90 days.

         Section 3. Registration Expenses. The Company will bear all expenses incurred in connection with the registration of the Helix Shares pursuant to
Section 2, including without limitation all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the Commission, any state securities commission or The Nasdaq National Market or, if the common stock of Helix is not then listed on The Nasdaq National Market, the principal national securities exchange or national market system on which the common stock is then traded or quoted. Each Holder will be responsible for any brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Holder's Helix Shares and for any legal, accounting and other expenses incurred by the Holder.

         Section 4.  Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and each person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holders, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses, including without limitation reasonable legal fees and expenses incurred by any Holder or any such Controlling Person documented in writing, (collectively, the "Damages") to which such Holder and any such Controlling Persons may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder specifically for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 4(a) to the extent that any such Damages were caused by the fact that such Holder sold Helix Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if
(i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

         (b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder specifically for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement the Registration Statement or Prospectus on the basis of corrected or supplemental information provided by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Helix Shares hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Helix Shares giving rise to such indemnification obligation.

         (c)  Procedure.  Each  party  entitled  to  indemnification  under this
Section 4 (the "Indemnified Party") shall give prompt notice of any claim as to which indemnification may be sought to the party required to provide indemnification (the "Indemnifying Party"), provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent of actual prejudice. The Indemnifying Party shall be entitled to assume the defense of any such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in such defense at its own expense, provided that the Indemnifying Party will pay such expense if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall, except with the consent of the Indemnified Party, agree to any settlement that does not include a release of the Indemnified Party from all liability in respect of such claim, and the Indemnified Party shall not settle such claim without the prior written consent of the Indemnifying Party.

         Section 5.  Miscellaneous.

         (a) Amendments and Waivers. This Agreement may not be amended, modified or supplemented except in writing signed by the party to bound thereby.

         (b) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

         (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the heirs and legal representatives of the Holders. This Agreement may not be assigned by any Holder and any attempted assignment shall be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder.

         (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute the same agreement.

         (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date stated above.

                                    THE COMPANY:

                                    HELIX TECHNOLOGY CORPORATION
                                    Mansfield Corporate Center
                                    Nine Hampshire Street
                                    Mansfield, MA 02048-9171



                                    By:/s/ Robert J. Lepofsky
                                       Robert J. Lepofsky
                                       President and Chief Executive Officer

                                   SCHEDULE A

                             Holders of Helix Shares


                           David B. Adler

                           Paul Clarke Arnold

                           Brian M. Bills

                           Daniel G. Bills

                           June M. Bills

                           Steven W. Black

                           Michael D. Borenstein

                           Carolyn R. Bundy

                           Gordon L. & Carolyn R. Bundy
                            as Joint Tenants & Not
                            as Tenants in Common

                           Scott R. Dix

                           Edward E. & Virginia V. Donaldson
                            as Joint Tenants with Right
                            of Survivorship

                           Norman R. & Elsie B. Eifler
                            as Joint Tenants & Not as
                            Tenants in Common

                           Fiduciary Trust Co. of N.Y.,
                           Degel & Co.

                           Tamara A. Harland

                           Daniel F. Hauser

                           Jerry B. Howard

                           Kathryn L. Kenigsberg

                           Anita Liane (Bills) McMillin

                           Richard L. Mellecker

                           George F. Menkick

                           Donald R. Miller, Trustee
                            of the Adeline V. Miller
                            Family Testamentary Trust

                           Donald R. Miller, Trustee
                            of the Donald R. Miller
                            Revocable Living Trust,
                            Dated: October 15, 1992

                           Eileen O'Donoghue-Cooper

                           Stephen L. Parrish

                           Diane L. (Bills) Paukstis

                           J. Frederick Pingree, Jr.

                           Sheila D. Purvis

                           William A. Ringer

                           Kristie K. Skiles

                           William D. III & Charlotte C.
                            Stewart, as Joint Tenants &
                            Not as Tenants in Common

                           Keith A. & Betty B. Warren
                            as Joint Tenants with
                            Right of Survivorship and
                            Not as Tenants in Common

                           Robert M. Willis

                           Gold I Trust
                            Brian M. Bills and Anita
                            Liane McMillin, Trustees

                           Gold II Trust
                            Brian M. Bills and Anita
                            Liane McMillin, Trustees

                           Platinum I Trust
                            Diane L. Paukstis and
                            Anita Liane McMillin, Trustees

                           Platinum II Trust
                            Diane L. Paukstis and
                            Anita Liane McMillin, Trustees

                           Silver I Trust
                            Brian M. Bills and Diane L. Paukstis,
                            Trustees

                           Silver II Trust
                            Brian M. Bills and Diane L. Paukstis,
                            Trustees